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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-58512 and No. 333-100029 of Allstate Life Insurance Company of New York on Form S-3 of our report dated February 5, 2003, appearing in this Annual Report on Form 10-K of Allstate Life Insurance Company of New York for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 28, 2003